Exhibit 99.(n)(2)

CONSENT OF COUNSEL

We hereby consent to the use of our name and to the references to our Firm under the caption “Independent Registered Public Accounting Firm; Legal Counsel” in the Prospectus and Statement of Additional Information included in Post-Effective Amendment No. 1 to the Registration Statement (No. 333-227574) on Form N-2 under the Securities Act of 1933, as amended (the “1933 Act”) and Amendment No. 7 to the Registration Statement (No. 811-23255) on Form N-2 under the Investment Company Act of 1940, as amended, of Vivaldi Opportunities Fund. This consent does not constitute a consent under Section 7 of the 1933 Act, and in consenting to the use of our name and the references to our Firm under such caption we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under said Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Drinker Biddle & Reath LLP
Drinker Biddle & Reath LLP

Philadelphia, Pennsylvania

December 4, 2019